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                                                                     Exhibit 2.1


             CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY

                                       OF

                       FLEET HOME EQUITY LOAN CORPORATION

                                       TO

                           FLEET HOME EQUITY LOAN, LLC

         This Certificate of Conversion to Limited Liability Company, dated as of April 27, 2001, has been duly executed and is being filed by Fleet Home Equity Loan Corporation, a Delaware corporation (the "Company"), and Jeffrey Lipson, as an authorized person of Fleet Home Equity Loan, LLC, a Delaware limited liability company (the "LLC"), to convert the Company to the LLC, under the Delaware Limited Liability Company Act (6 Del. C.Section 18-101, et seq.) and the General Corporation Law of the State of Delaware (8 Del. C.Section 101, et seq.) (the "GCL").

         1. The Company's name when it was originally incorporated was Fleet Home Equity Loan Corporation. The Company's name immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was Fleet Home Equity Loan Corporation.

         2. The Company was first incorporated on January 9, 2001. The jurisdiction of the Company at the time it was first incorporated was the State of Delaware. The jurisdiction of the Company immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was the State of Delaware.

         3. The name of the LLC into which the Company shall be converted as set forth in its certificate of formation is Fleet Home Equity Loan, LLC.

         4. The conversion of the Company to the LLC has been approved in accordance with the provisions of Sections 228 and 266 of the GCL.

         5. The conversion of the Company to the LLC shall be effective upon the filing of this Certificate of Conversion to Limited Liability Company and a certificate of formation with the Secretary of State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion to Limited Liability Company as of the date first-above written.

Fleet Home Equity Loan Corporation

By:  /s/ John Rodehurst                              By:  /s/ Jeffrey Lipson
   --------------------                                 --------------------
  Name: John Rodehorst                                 Name: Jeffrey Lipson
  Title:  President and Chief Executive Officer        Authorized Person of LLC